[ EXHIBIT 23.2 ]
                           MARK BAILEY & COMPANY, LTD.

                          Certified Public Accountants
                             Management Consultants

       Office Address:                                        Mailing Address:
1495 Ridgeview Drive, Ste. 200      Phone: 775/332.4200         P.O. Box 6060
    Reno, Nevada 89509-6634          Fax: 775/332.4210        Reno, Nevada 89513

         Mark Bailey, CPA, ABV     E-mail: MarkBailey@MarkBaileyCo.com



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S - 8 of our report dated May 14, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.



MARK BAILEY & COMPANY, LTD.
Reno, Nevada
September 8, 2004